EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-254362, 333-251211, 333-224627, 333-214899, 333-203480, 333-108570, 333-115832, and 333-145675) and Form S-8 (Nos. 333-260278, 333-251144, 333-235499, 333-228811, 333-222259, 333-218632, 333-215453, 333-206323, 333-191074, 333-157543, 333-42596, 333-141175, 333-149720, and 333-167675) of Curis, Inc. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2022